UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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SCHEDULE 14A INFORMATION

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RENT-A-CENTER, INC.
(Name of Registrant as Specified in Its Charter)

ENGAGED CAPITAL FLAGSHIP MASTER FUND, LP

ENGAGED CAPITAL CO-INVEST V, LP

ENGAGED CAPITAL CO-INVEST V-A, LP

ENGAGED CAPITAL FLAGSHIP FUND, LP

ENGAGED CAPITAL FLAGSHIP FUND, LTD.

ENGAGED CAPITAL, LLC

ENGAGED CAPITAL HOLDINGS, LLC

GLENN W. WELLING

JEFFREY J. BROWN

MITCHELL E. FADEL

CHRISTOPHER B. HETRICK

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Engaged Capital, LLC, together with the other participants named herein (collectively, “Engaged Capital”), has made a definitive filing with the Securities and Exchange Commission of a proxy statement and accompanying BLUE proxy card to be used to solicit votes for the election of Engaged Capital’s slate of highly qualified director nominees to the Board of Directors of Rent-A-Center, Inc., a Delaware corporation (the “Company”), at the Company’s upcoming 2017 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

On April 25, 2017, Engaged Capital issued the following press release:

ENGAGED CAPITAL RESPONDS TO RENT-A-CENTER BOARD’S OUTRAGEOUS JUSTIFICATION FOR ABUSING STOCKHOLDER RIGHTS

Newport Beach, CA, April 25, 2017 /Business Wire/ - Engaged Capital, LLC, an investment firm specializing in enhancing the value of small and mid-cap North American equities, issued a press release earlier today summarizing the various attempts by the Board of Directors (the “Board”) of Rent-A-Center, Inc. (“RCII” or the “Company”) (NASDAQ: RCII) to use corporate machinery as an entrenchment tactic, including, changing the record date in connection with the upcoming annual meeting of stockholders (the “Annual Meeting”) without providing ANY notice to stockholders.

RCII issued a statement responding to Engaged Capital’s release, and offers as a justification for changing the April 10, 2017 record date, to April 24, 2017, “to provide the investment community with the opportunity to assess the [new comprehensive] plan and allow those investing in the Company’s stock the opportunity to vote in the election of directors at its upcoming annual meeting of stockholders.”

Engaged Capital believes this is an outrageous, contrived and unconvincing justification for an apparent attempt to disenfranchise stockholders and further entrench the Board. Engaged Capital believes it is important to set the record straight as to exactly what happened. On April 11, 2017, the day AFTER releasing its “new comprehensive plan”, RCII filed its preliminary proxy materials disclosing a record date of April 10, 2017. New proxy materials filed on April 24, 2017 suddenly changed the record date to April 24, 2017, with no prior notice to stockholders. If the Board felt strongly that the “new comprehensive plan” necessitated a new record date, it would have immediately provided notice to stockholders on April 11, 2017 in its preliminary proxy materials. Instead, those materials disclosed April 10, 2017 as the record date. The Board appears to be deliberately misleading stockholders with a backward-looking justification for its abuse of basic stockholder rights.

Engaged Capital intends to hold each and every director of RCII’s Board to account and expects that RCII stockholders will not forget the pattern of abusive entrenchment behaviors at the upcoming Annual Meeting.

About Engaged Capital:

Engaged Capital, LLC (“Engaged Capital”) was established in 2012 by a group of professionals with significant experience in activist investing in North America and was seeded by Grosvenor Capital Management, L.P., one of the oldest and largest global alternative investment managers. Engaged Capital is a limited liability company owned by its principals and formed to create long-term shareholder value by bringing an owner’s perspective to the managements and boards of undervalued public companies. Engaged Capital’s efforts and resources are dedicated to a single investment style, “Constructive Activism” with a focus on delivering superior, long-term, risk-adjusted returns for investors. Engaged Capital is based in Newport Beach, California.

SOURCE: Engaged Capital, LLC

Investors:

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Bayfield Strategy, Inc.
Riyaz Lalani

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ENGAGED CAPITAL LLC - 610 NEWPORT CENTER DRIVE - SUITE 250 NEWPORT BEACH, CA 92660 - TEL 949-734-7900 - FAX 949-734-7901